SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 6, 2015

Vertical Computer Systems, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-28685	65-0393635
(Commission File Number)	(I.R.S. Employer Identification No.)

101 West Renner Road, Suite 300 Richardson, Texas	75082
(Address of Principal Executive Offices)	(Zip Code)

(972) 437-5200
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

On August 6, 2015, Vertical Computer Systems, Inc., (the “Company”) and its subsidiaries agreed with Lakeshore Investment, LLC (“Lakeshore”) to amend the terms of a loan agreement (the “Loan Agreement”) and the $1,759,150 promissory note (the “Note”) issued by the Company’s subsidiary, Now Solutions, Inc. (“Now Solutions”) to Lakeshore.

Under the terms of the amendment, the Company agreed to issue 7,000,000 shares of the Company’s common stock and 2,000,000 common shares of Ploinks, Inc. stock in consideration of Lakeshore’s forbearance from taking any action concerning the existing defaults under the Note and Loan Agreement.

The Company also agreed to make a $500,000 payment for amounts due to Lakeshore under the Note and Loan Agreement by August 21, 2015. Upon receipt of payment all defaults under the Loan Agreement and the Note will be cured.

In the event that the Company fails to pay Lakeshore $500,000 on or before August 21, 2015, then Lakeshore shall have a purchase option (the “2015 Purchase Option”) to purchase an additional 250 shares of NOW Solutions common stock until December 31, 2015 as follows: (a) 84 shares of NOW Solutions common stock currently owned by VCSY for a purchase price of $450,000 and (b) 166 shares of NOW Solutions common stock for a purchase price of $500,000 payable to NOW Solutions.

Furthermore, in the event that the Company fails to pay Lakeshore $500,000 on or before August 21, 2015, no further payment on the Note will be due until January1, 2016 at which time the Note plus all accrued interest will be recalculated and the Note will be re-amortized under the same interest rate and terms as the Note and the maturity date of the Note will be extended 10 years from January1, 2016. Notwithstanding the foregoing, if Lakeshore does not provide notice to the Company by December 15, 2015 of its intent to exercise the 2015 Purchase Option concerning the purchase of additional common shares of NOW Solutions, then Lakeshore’s option will be cancelled and the Company shall make a principal reduction payment in the amount of $250,000 on or before December 31, 2015.

In the event that Lakeshore exercises the 2015 Purchase Option and purchases the additional common shares of NOW Solutions, then (a) after the second year, but before the end of the fourth year from the date Lakeshore purchases the additional shares of NOW Solutions under the 2015 Purchase Option, the Company will have the option to purchase for cash, all of Lakeshore's 500 shares for a price equal to the greater of $4.0 Million, 60% of trailing twelve months revenue, or 2.75X EBITDA. If the Company does not exercise its purchase option prior to the end of the fourth year from the date Lakeshore purchases the additional shares of NOW Solutions under the 2015 Purchase Option, then Lakeshore will have a purchase option to purchase for cash, all of the Company’s 500 shares for the greater of $3.5 Million, 55% of trailing twelve months revenue, or 2.50 X EBITDA, which will expire at the end of the seventh year from the date Lakeshore purchases the additional shares of NOW Solutions under the 2015 Purchase Option if exercised by Lakeshore.

NOW Solutions will continue to make the $2,500 weekly payment which will be applied toward Lakeshore’s share of dividends until at least January 8, 2016. Any reconciliation payments due to Lakeshore will be deferred until January 15, 2016, at which time all reconciliation payments due through September 30, 2015 will be paid to Lakeshore.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vertical Computer Systems, Inc.

(Registrant)

Date: August 11, 2015	By: /s/ Richard Wade
Richard Wade
President/CEO